SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):
                          January 27, 2005

                         FLYi, Inc.
     (Exact Name of Registrant as Specified in Charter)

       Delaware                0-21976             13-3621051

   State or Other          Commission File       IRS Employer
  Jurisdiction of                Number       Identification No.
   Incorporation


   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                          (703)650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last
                           Report)


Item 2.04(b) Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure set forth in the third paragraph of Item 7.01 is hereby incorporated by reference into this Item 2.04(b).


Item 7.01 Regulation FD Disclosure

In response to recent speculation with respect to the status of its restructuring negotiations, FLYi, Inc. is providing the following information:

FLYi continues to engage in negotiations with its aircraft lenders and lessors to restructure its obligations. These negotiations are active and ongoing. As a matter of policy
FLYi does not comment on or respond to speculation on these matters, but will provide a statement upon determination of the outcome of these negotiations.

One party participating as a lender in the leveraged lease of a single CRJ aircraft declined to participate in these negotiations, and chose to exercise its available remedies following the Company's failure to pay the aircraft's lease rents when due. On January 27, 2005, the Company was served with a lawsuit in the Southern District of New York, seeking among other things termination of the lease, repossession of the aircraft and damages resulting from the early termination. Because of the obligation to mitigate damages with respect to the aircraft, the Company can not assess the amount, if any, that will ultimately be recovered in damages. The Company also is not able to assess whether any other obligations may arise, increase, be accelerated or become due as a result of the lender's action. The Company does not presently anticipate that this matter will preclude it from successfully concluding it's restructuring, and believes that the outcome of those efforts will be determined by the ongoing negotiations with other lenders and lessors.

This filing on Form 8-K contains forward-looking statements and is are made as of February 11, 2005, and the company undertakes no obligation to update its disclosures, whether as a result of developments in its efforts, or as a result of any other new information, future events, changed expectations or otherwise, prior to its next required filing with the Securities and Exchange Commission. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the company to be materially different from those reflected in such forward-looking statements. Such risks and uncertainties include, among others: the ability of the company to successfully complete negotiations with its various lessors and lenders to reduce and/or defer its aircraft lease and loan payments; the ability of the company to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the company's new service, and the response of competitors with respect to service levels and fares in markets served by the company; the effects of high fuel prices on the company; the ability to successfully and timely resolve its obligations with respect to its aircraft that are not used for Independence Air operations; and other risk factors are more fully disclosed under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Form 10-K for the year ended December 31, 2003, its Quarterly Report Form 10-Q for the period ended September 30, 2004 and in subsequently filed Forms 8-K.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FLYi, Inc.




Date:  February 11, 2005           By:  /S/ David W. Asai
                                   David W. Asai
                                   Vice President, Controller
                                   and Chief Accounting Officer